SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2008

FEDFIRST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

United States	0-51153	25-1828028
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Donner at Sixth Street, Monessen, Pennsylvania 15062
(Address of principal executive offices) (Zip Code)

(724) 684-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 1, 2008, FedFirst Financial Corporation (the “Company”), the holding company for First Federal Savings Bank, announced that the Company’s board of directors has extended to May 31, 2009, its current program to repurchase shares of the Company’s outstanding common stock. The program, which was originally scheduled to expire on November 30, 2008, provides for the repurchase of up to 140,000 shares of common stock, which was approximately 5% of the outstanding shares held by persons other than FedFirst Financial Mutual Holding Company when the program was announced on May 23, 2008. As of November 30, 2008, 70,250 shares of the Company’s common stock have been repurchased under the program, and up to 69,750 may still be repurchased. A copy of the Company’s press release dated December 1, 2008, is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Press Release dated December 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDFIRST FINANCIAL CORPORATION

Date: December 1, 2008	By:	/s/ John G. Robinson
John G. Robinson
President and Chief Executive Officer